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                                                                     EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of July 14, 2000 is between Next Level Communications, Inc., a Delaware corporation ("Next Level"), and the stockholders of SoftProse, Inc., an Iowa corporation ("SoftProse"), set forth on Schedule A attached hereto (the "Stockholders").

                                 R E C I T A L S

         WHEREAS, the respective Boards of Directors of each of Next Level and SoftProse have approved and declared advisable that certain Agreement and Plan of Merger by and among Next Level, SP Acquisition Corp., SoftProse and the Stockholders dated as of even date herewith (the "Merger Agreement") and the merger of Merger Sub with and into SoftProse; and

         WHEREAS, Next Level deems it desirable to enter into this Agreement in order to induce the Stockholders to approve and adopt the Merger Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Definitions. In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meaning when used in this Agreement. Defined terms used, but not defined, herein shall have the meanings ascribed to them as set forth in the Merger Agreement.

        "Common Stock" means the common stock, par value $0.01 per share, of Next Level.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Other Registration Rights Agreement" means the Registration Rights Agreement among General Instrument Corporation, Spencer Trask Investors LLC and Next Level, as may be amended.

        "Person" means any person or entity, whether an individual, whether in their capacity as a trustee, executor, administrator or other legal representative, sole proprietorship, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, syndicate, business association, firm, joint venture, governmental agency or authority or any similar entity.

        "Public Offering" means any offering by Next Level of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect.



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        "Registrable Shares" means at any time (i) any shares of Common Stock then outstanding which were issued to the Stockholders pursuant to the Merger Agreement; (ii) any shares of Common Stock then outstanding which were issued directly or indirectly as a dividend or other distribution with respect to or in replacement of any shares referred to in (i); and (iii) any shares of Common Stock then issuable directly or indirectly upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of any shares referred to in (i); provided, however, that Registrable Shares shall not include any shares which have been registered pursuant to the Securities Act or which have been sold pursuant to Rule 144 of the SEC under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Shares whenever such Person has the right to acquire such Registrable Shares, whether or not such acquisition actually has been effected.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        2. Piggyback Registration.

             2.1 Right to Piggyback. From the date of this Agreement through November 10, 2000, whenever Next Level proposes to register any of its securities under the Securities Act for sale in an underwritten Public Offering and the registration form to be used may be used for the registration of any Registrable Shares (a "Piggyback Registration"), Next Level will give prompt written notice to all holders of the Registrable Shares of its intention to effect such a registration and will include in such registration up to forty percent (40%) of each such holder's Registrable Shares (in accordance with the priorities set forth in Sections 3.2 and 3.3 below) with respect to which Next Level has received written requests for inclusion within ten (10) days after the delivery of Next Level's notice.

             2.2 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of Next Level and the managing underwriters advise Next Level in writing that in their opinion the number of securities requested to be included in the registration creates a substantial risk that the price per share of Common Stock will be reduced, Next Level will include in such registration (a) first, the securities that Next Level proposes to sell, (b) second, the securities requested to be included therein by other holders requesting registration and the Registrable Shares requested to be included in such registration as limited as set forth in Section 2.1, pro rata among the holders of such securities on the basis of priority with respect to such registration and the number of shares of Common Stock or Registrable Shares which are owned by such holders.

             2.3 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Next Level's securities and the managing underwriters advise Next Level in writing that in their opinion the number of securities requested to be included in the registration creates a substantial risk that the price per share of Common Stock will be reduced, Next Level will include in such registration (a) first, the securities requested to be included therein by the holders requesting such registration, and (b) second, the Registrable Shares requested to be included in such registration as limited as set forth in Section 2.1 and other securities requested to be included in such registration, pro rata among


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the holders of such securities on the basis of priority with respect to such registration and the number of shares of Common Stock or Registrable Shares which are owned by such holders.

             2.4 Selection of Underwriters. Unless otherwise required by other registration rights agreements, Next Level shall have the right to select the managing underwriters to administer any offering of Next Level's securities in which Next Level participates. In connection with any Piggyback Registration in which Next Level does not participate and unless otherwise required by other registration rights agreements, the holders of a majority of the shares requested and eligible to be registered (other than the Registrable Securities) shall have the right to select the managing underwriters (subject to the approval of Next Level which shall not be unreasonably withheld or delayed) to administer any such offering of Next Level's securities.

     3. Demand Registration.

             3.1 Short-Form Registration. If no underwritten registration qualifies as a Piggyback Registration by November 10, 2000, then the holders of Registrable Shares will be entitled to request a single registration under the Securities Act of up to forty percent (40%), but in any event no less than twenty-five percent (25%), of their Registrable Shares in the aggregate, if available, on Form S-3 or any similar short-form registration (the "Demand Registration"). Within ten (10) days after receipt by Next Level of any request pursuant to this Section 3.1, Next Level will give written notice of such request to all other holders of Registrable Shares and will include in such registration that number of Registrable Shares as limited as set forth in the immediately preceding sentence of this Section 3.1 with respect to which Next Level has received written requests for inclusion within ten (10) days after delivery of Next Level's notice. If the Demand Registration is to be an underwritten Public Offering, and if the underwriters for marketing or other reasons request the inclusion in the registration statement of information which is not required under the Securities Act to be included in a registration statement on the applicable form for the Demand Registration, Next Level will provide such information as may be reasonably requested for inclusion by the underwriters in the Demand Registration.

             3.2 Payment of Expenses for the Demand Registration. Next Level will pay all Registration Expenses (as defined in Section 6 below) for the Demand Registration.


             3.3 Priority. Unless otherwise required by the Other Registration Rights Agreement, Next Level will not include in the Demand Registration any securities which are not Registrable Shares without the written consent of the holders of a majority of the Registrable Shares to be included in such Demand Registration. Unless otherwise required by the Other Registration Rights Agreement, if a Demand Registration is an underwritten Public Offering and the managing underwriters advise Next Level in writing that in their opinion the inclusion of the number of Registrable Shares and other securities requested to be included creates a substantial risk that the price per share of Common Stock will be reduced, Next Level will include in such registration, prior to the inclusion of any securities which are not Registrable Shares, the number of Registrable Shares requested to be included as limited as set forth in Section
3.1 which in the opinion of such underwriters can be sold without creating such a risk, pro rata among the respective holders of Registrable Shares on the basis of the number of Registrable Shares owned by such holders.


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

             3.4 Restrictions. Next Level may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for the Demand Registration if the Board of Directors of Next Level reasonably and in good faith determines that such filing would be materially detrimental to Next Level or require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on Next Level or any plan or proposal by Next Level or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other significant transaction.

             3.5 Selection of Underwriters. The holders of a majority of the Registrable Shares included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to Next Level's approval which will not be unreasonably withheld or delayed.

     4. Holdback Agreements. Each holder of Registrable Shares agrees not to effect any public sale or distribution of equity securities of Next Level, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to, and during the ninety (90) days following, the effective date of any underwritten Piggyback Registration or the underwritten Demand Registration in which Registrable Shares are included (except as part of such underwritten registration), unless the underwriters managing the Public Offering otherwise agree. Nothing herein shall prevent a holder of Registrable Shares that is a partnership from making a distribution of Registrable Shares to its partners, a holder of Registrable Shares that is a trust from making a distribution of Registrable Shares to its beneficiaries or a holder of Registrable Shares that is a corporation from making a distribution of Registrable Shares to its stockholders, provided that the transferees of such Registrable Shares agree to be bound by the provisions of this Agreement to the extent the transferor would be so bound.

     5. Registration Procedures. Whenever the holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to this Agreement, Next Level will use its reasonable best efforts to effect the registration and sale of such Registrable Shares in accordance with the intended method of disposition thereof and, pursuant thereto, Next Level will as expeditiously as possible:

             (a) prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, Next Level will furnish copies of all such documents proposed to be filed to the counsel or counsels for the sellers of the Registrable Shares covered by such registration statement);

             (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six (6) months or such shorter period until such Registrable Shares are no longer Registrable Shares and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;


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             (c) furnish to each seller of Registrable Shares such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller;

             (d) use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller (provided that Next Level will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (ii) consent to general service of process in any such jurisdiction);

             (e) notify each seller of such Registrable Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, Next Level will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

             (f) cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by Next Level are then listed or if no such securities are then listed, such securities exchange as the holders of a majority of the Registrable Shares included in such registration may request;

             (g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as the holders of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

             (h) make available for inspection by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of Next Level, and cause Next Level's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

             (i) advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.


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     6. Registration Expenses. Except as provided in Section 3.2, all expenses incident to Next Level's performance of or compliance with this Agreement, including, but not limited to, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Next Level and all independent certified public accountants, underwriters (excluding discounts and commissions which shall be payable by the holders of Registrable Shares) and other Persons retained by Next Level (all such expenses being herein called "Registration Expenses"), will be borne by Next Level, provided that Next Level shall not be required to pay sales commissions, discounts or transfer taxes. In addition, Next Level will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by Next Level and the expenses and fees for listing the securities to be registered on each securities exchange.

     7. Indemnification.

             7.1 By Next Level. Next Level agrees to indemnify, to the extent permitted by law, each holder of Registrable Shares, its officers, employees and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including, but not limited to, attorneys' fees and expenses) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Next Level by such holder expressly for use therein or by such holder's failure to deliver a copy of the prospectus or any amendments or supplements thereto after Next Level has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, Next Level will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Shares. The payments required by this Section 7.1 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.

             7.2 By Each Holder. In connection with any registration statement in which a holder of Registrable Shares is participating, each such holder will furnish to Next Level in writing such information as Next Level reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify Next Level, its directors, employees and officers and each Person who controls Next Level (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information so furnished in writing by such holder for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus; provided that the obligation to indemnify will


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be several, not joint and several, among such holders of Registrable Shares and the liability of each such holder of Registrable Shares will be in proportion to and limited in all events to the net amount received by such holder from the sale of Registrable Shares pursuant to such registration statement.

             7.3 Procedure. Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (b) unless in such indemnified Person's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. If such defense is assumed, the indemnifying Person will not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld). An indemnifying Person who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying Person with respect to such claim, unless in the reasonable judgment of any indemnified Person a conflict of interest may exist between such indemnified Person and any other of such indemnified parties with respect to such claim.

             7.4 Survival. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and will survive the transfer of securities. Next Level also agrees to make such provisions as are reasonably requested by any indemnified Person for contribution to such Person in the event Next Level's indemnification is unavailable for any reason.

     8. Compliance with Rule 144 and Rule 144A. So long as Next Level files reports under Section 13 or 15(d) of the Exchange Act, then at the request of any holder of Registrable Shares who proposes to sell securities in compliance with Rule 144 of the SEC, Next Level will (a) forthwith furnish to such holder a written statement of compliance with the filing requirements of the SEC as set forth in Rule 144, as such rule may be amended from time to time and (b) make available to the public and such holders such information as will enable the holders of Registrable Shares to make sales pursuant to Rule 144. At any time that Next Level is not subject to Section 13 or 15(d) of the Exchange Act, Next Level will provide to the holder of Registrable Shares and to any prospective purchaser of Registrable Shares under Rule 144A of the SEC, the information described in Rule 144A(d)(4) of the SEC.

     9. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by such Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.


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     10. Miscellaneous.

             10.1 No Inconsistent Agreements. Next Level will not hereafter enter into any agreement with respect to its securities which is inconsistent with or which otherwise materially limits, restricts or interferes with the rights granted to the holders of Registrable Shares in this Agreement.

             10.2 Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of Next Level and the holders of a majority of the Registrable Shares; provided, however, that the provisions of this Agreement may not be amended or waived without the consent of the holders of all the Registrable Shares adversely affected by such amendment or waiver if such amendment or waiver adversely affects a portion of the Registrable Shares but does not so adversely affect all of the Registrable Shares. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Registrable Shares and Next Level.

             10.3 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Stockholders or holders of Registrable Shares are also for the benefit of, and enforceable by, any subsequent holders of such Registrable Shares.

             10.4 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

             10.5 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to Next Level, and shall be deemed to have been given upon delivery, if delivered personally, three (3) days after mailing, if mailed, or one (1) business day after delivery to the courier, if delivered by overnight courier service:

              If to Next Level, to:

              Next Level Communications, Inc.
              6085 State Farm Drive
              Rohnert Park, California 94928
              Attention: General Counsel
              Fax: 707-584-6852


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

              If to the Stockholder Agent or the Stockholders, to:

              Gopal Miglani
              617 Westbourne Street
              San Diego California  92037-5451
              Fax: 619-839-3859

                        with a copy to:

              David M. Repp
              1600 Hub Tower
              699 Walnut Street
              Des Moines, Iowa  50309
              Fax: 515-246-4550

If to holders of the Registrable Shares other than the Stockholders, to the addresses set forth on the stock record books of Next Level.

             10.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

             10.7 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Delaware.

             10.8 Consent to Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

             10.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY PERMITTED CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY DEALINGS BETWEEN ANY OF THE PARTIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS,


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SUPPLEMENTS OR OTHER MODIFICATIONS TO THIS AGREEMENT, ANY OF THE TRANSACTIONS
CONTEMPLATED HEREBY OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY.

             10.10 Service of Process. Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under Delaware law.

             10.11 Reproduction of Documents. This Agreement and all documents relating hereto, including, but not limited to, (a) consents, waivers, amendments and modifications which may hereafter be executed and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

             10.12 Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

             10.13 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

             10.14 Final Agreement. This Agreement, together with the Merger Agreement and all other agreements entered into by the parties hereto pursuant to the Merger Agreement, constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

             10.15 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any Person.

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

The parties hereto have executed this Registration Rights Agreement as of the date first set forth above.


                                             NEXT LEVEL COMMUNICATIONS, INC.



                                             By:   /s/ Keith A. Zar
                                                 -------------------------------
                                             Name: Keith A. Zar
                                             Its:  Senior Vice President,
                                                   General Counsel and Secretary


                                             STOCKHOLDERS:

                                             GOPAL MIGLANI
                                             /s/ Gopal Miglani
                                             -----------------------------------

                                             SHABNAM MIGLANI
                                             /s/ Shabnam Miglani
                                             -----------------------------------

                                             PAUL FREEMAN
                                             /s/ Paul Freeman
                                             -----------------------------------

                                             ALEXANDER STAGG
                                             /s/ Alexander Stagg
                                             -----------------------------------

                                             THOMAS BRASIER
                                             /s/ Thomas Brasier
                                             -----------------------------------

                                             BRENT THOMPSON
                                             /s/ Brent Thompson
                                             -----------------------------------

                                             ROBERT SHARP
                                             /s/ Robert Sharp
                                             -----------------------------------

                                             JOON KOH
                                             /s/ Joon Koh
                                             -----------------------------------

                                             NAGEEN SHARMA
                                             /s/ Nageen Sharma
                                             -----------------------------------

                                   SCHEDULE A

Stockholders
------------

Gopal Miglani
Shabnam Miglani
Paul Freeman
Alexander Stagg
Brent Thompson
Thomas Brasier
Robert Sharp
Joon Koh
Nageen Sharma